UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2006

D. R. Horton, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Commerce Street, Suite 500, Fort Worth, Texas		76102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	817-390-8200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective March 24, 2006, CH Funding, LLC, a subsidiary of D.R. Horton, Inc., entered into an Eleventh Omnibus Amendment (the "Eleventh Amendment") to that certain Master Repurchase Agreement, dated July 9, 2002, (the "CP Facility"), as amended. The parties to the Eleventh Amendment are CH Funding, a borrower, Atlantic Asset Securitization LLC, an issuer, La Fayette Asset Securitization LLC, an issuer, Falcon Asset Securitization Corporation, an issuer, Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) the administrative agent, a bank and as a managing agent, JPMorgan Chase Bank, National Association, a bank and as a managing agent, U.S. Bank National Association, the collateral agent, Lloyds TSB Bank PLC, a banking corporation organized under the laws of England, a bank, and DHI Mortgage Company, Ltd., a subsidiary of D.R. Horton, Inc. and formerly known as CH Mortgage Company, Ltd., the servicer.

The Eleventh Amendment was entered into for the purposes of amending certain operative documents (the "Operative Documents") and increasing the maximum capacity under the CP Facility from $500 million to $650 million, which will remain in effect through the expiration date of June 29, 2006. Except as specifically amended, all of the provisions of the Operative Documents and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

The CP Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of its homebuilding debt. The mortgage loans assigned to secure the CP Facility are used as collateral for asset backed commercial paper issued by multi-seller conduits in the commercial paper market. The Eleventh Amendment is filed herewith as an Exhibit 10.1.

Effective March 24, 2006, DHI Mortgage Company, Ltd. ("DHI Mortgage"), a subsidiary of D.R. Horton, Inc., entered into a Ninth Amendment (the "Ninth Amendment") to the Amended and Restated Credit Agreement (the "Credit Facility") with U.S. Bank National Association and the other lenders listed thereon. The Ninth Amendment was entered into for the purpose of increasing the capacity available under the Credit Facility from $450 million to $600 million (which includes an initial capacity of $450 million plus an additional capacity of $150 million under the accordian feature). The Credit Facility's term runs through April 7, 2006.

The Credit Facility is secured by certain mortgage loans held for sale and is not guaranteed by D.R. Horton, Inc. or any of the guarantors of its homebuilding debt. DHI Mortgage pays interest on the outstanding balance under the Credit Facility at a per annum rate equal to the average daily LIBOR rate plus an applicable margin. The Ninth Amendment is filed herewith as Exhibit 10.2.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

All the information set forth above under Item 1.01 "Entry into a Material Definitive Agreement" is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:
10.1 Eleventh Omnibus Amendment to the Master Repurchase Agreement between CH Funding, LLC and certain other parties dated March 24, 2006.

10.2 Ninth Amendment to the Amended and Restated Credit Agreement between DHI Mortgage Company, Ltd. and certain other parties dated March 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. R. Horton, Inc.

March 29, 2006	By:	/s/ Bill W. Wheat

Name: Bill W. Wheat
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Eleventh Omnibus Amendment to the Master Repurchase Agreement between CH Funding, LLC and certain other parties dated March 24, 2006.
10.2	Ninth Amendment to the Amended and Restated Credit Agreement between DHI Mortgage Company, Ltd. and certain other parties dated March 24, 2006.